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                                                                    EXHIBIT 3.12



                         CERTIFICATE OF INCORPORATION

                                    OF

                        KAISER JAMAICA CORPORATION


          FIRST. The name of the corporation is KAISER JAMAICA CORPORATION.

          SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

          THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

          (a) To acquire, hold, work and operate on the Island of Jamaica, direct or indirect interests in mines, mining rights, leases, claims, lodes and concessions, for the mining and treatment of bauxite and aluminous ores.

          (b) To, on the Island of Jamaica, mine, refine, store, transport, purchase, sell, toll, obtain, transfer, exchange and otherwise turn to profit and enhance the value of bauxite and aluminous ores.

          (c) To, directly or indirectly, construct, operate, maintain, improve, manage, work, control and superintend, on the Island of Jamaica, facilities for drying, calcining, refining, treating, conveying, storing, loading, unloading, transporting, converting into alumina and otherwise turning to profit bauxite and aluminous ores; facilities for manufacturing, storing, using, loading, unloading and transporting all chemicals, including caustic soda and



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     chlorine and other products necessary or convenient to any activities of the corporation; facilities for the handling, storing, loading, unloading, treating, processing and transporting water, petroleum, petroleum products, coal or coke; facilities that may be necessary or convenient for the production of power, including steam plants; air compression facilities; workshops and all other facilities necessary or convenient for the manufacture, production and repair of machines, tools, dies, jigs and fixtures; and facilities for the storage and transportation by any means whatsoever of any of the products used, produced or consumed in any of the activities of this corporation.

          (d) To enter into partnerships, general or limited, or joint ventures in connection with or to carry out all or any of the foregoing objectives and purposes or any other lawful activity and to act as manager, agent or representative of any such partnership or joint venture.

          (e) To execute from time to time such general or special powers of attorney to such person, persons, partnerships and joint venturers as the Board of Directors may approve, granting to the foregoing such powers as the Board of Directors may deem proper, and to revoke such powers of attorney as and when the Board of Directors may desire.

          (f) Without restriction or limit as to amount, to purchase or otherwise acquire, take, own, hold, deal in, mortgage or otherwise lien or encumber, and to lease, sell, exchange, transfer, or in any manner whatsoever dispose of, real and personal property of every class and description, or any interest therein, within or without the State of Delaware, wherever situated.



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          (g) To manufacture, purchase, extract, mine, produce, process or otherwise acquire, invest in, own, hold, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and property of any and every class and description, within or without the State of Delaware, wherever situated.

          (h) To acquire, and pay for in cash, stocks or bonds of the corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation; to hold or in any manner to dispose of the whole or any part of the same; to conduct the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

          (i) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

          (j) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts and other securities,



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     obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the Government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the rights to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          (k) To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

          (l) To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          (m) To loan to any person, firm or corporation any of its surplus funds, either with or without security.



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          (n) To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

          (o) To have one or more offices and to carry on all or any of its operations and business in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

          (p) In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any and all of the things hereinbefore set forth and any and all things necessary or desirable in connection therewith, to the same extent as natural persons might or could do.

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article THIRD shall be regarded as independent objects and purposes.

          FOURTH. The total number of shares of stock which the corporation shall have authority to issue is three hundred



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thousand (300,000); the par value of each of such shares shall be One Hundred
Dollars ($100.00).

          At all elections of directors of the corporation each holder of record of stock possessing voting power shall be entitled to as may votes as shall equal the number of shares of his stock multiplied by the number of directors to be elected and he may cast all of such votes for a single director or he may distribute them among the number to be voted for or any two or more of them as he may see fit, and thus exercise the right of cumulative voting.

          FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

          SIXTH. The names and places of residence of the incorporators are as follows:

                NAMES                             RESIDENCES
                -----                             ----------
          Robert G. Sproul, Jr.             2701 Claremont Boulevard
                                            Berkeley, CA

          Rex L. Jones, III                 55 El Camino Real
                                            Burlingame, CA

          Edward A. Cutter                  82 Monto Vista Avenue
                                            Atherton, CA

          SEVENTH. The Corporation is to have perpetual existence.

          EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

          NINTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a) To make, alter or appeal the by-laws of the corporation.

          (b) Without the assent of vote of the stockholders, to authorize the creation of mortgages upon, or pledges of,



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     or conveyances or assignments in trust of, any part or all of the properties, including contract rights, assets, business or good will of the corporation, whether then or thereafter acquired.

          (c) Without the assent or vote of the stockholders, to authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of partnerships, joint ventures, corporations, business entities and other persons.

          (d) To set apart out of any of the funds of the corporation available for dividends reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          (e) To designate one or more committees, each committee to consist of two (2) or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          (f) In addition to the powers and authority hereinbefore and by the laws of the State of Delaware expressly conferred upon the Board of Directors, to exercise all such powers and to do all such acts and things that may be exercised or done by a corporation subject, nevertheless, to the provisions of the laws



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     of the State of Delaware and of the Certificate of Incorporation and of
     the by-laws of the corporation.

          TENTH. The number of directors of the corporation shall be fixed by its by-laws and may be altered from time to time by amending the by-laws as therein provided, but in no case shall the number be less than three. No director need be stockholder. The election of directors of the corporation need not be by ballot unless the by-laws so require. Subject to any limitations of the by-laws then in effect, the members of the Board of Directors shall be entitled to reasonable fees, salaries or other compensation for their services and to reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the corporation in any other capacity, or from serving any of the stockholders, subsidiaries, affiliated corporations or partnerships or joint ventures in which the corporation participates, in any capacity, and receiving compensation therefor.

          ELEVENTH. No transaction or contract of the corporation shall be void or voidable by reason of the fact that any director or officer or any firm of which any director or officer is a member or any corporation of which any director or officer is a stockholder, officer, director or employee is in any way interested in such transaction or contract. No director or officer shall be liable to account to the corporation for any profits realized by or from or through any transaction or contract by reason of the fact that he, or any firm of which he is a member or any corporation of which he is a stockholder, officer, director or employee was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such contracts in any other



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manner permitted by law. Any director of the corporation individually, or any firm or association of which any director may be a member, or any corporation of which he may be a director, officer or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided the fact of such interest shall be disclosed or have been known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the corporation who is such a party, or who is a member of such firm or association or a director, officer or stockholder of such corporation or is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of any committee thereof which shall authorize any such contract or transaction, and may vote thereat to authorize or ratify any such contract or transaction, with like force and effect as if he were not such party or such member of such firm or association or not such director, officer or stockholder of such other corporation or not so interested. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director, officer or stockholder of such subsidiary or affiliated corporation.

          TWELFTH. No contract or other transaction between the corporation and any of or all of its stockholders shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that such stockholders are pecuniarily or otherwise interested in such contract or other transaction.




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          FOURTEENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any stockholder or creditor thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or

          THIRTEENTH. Any contract, transaction or act of the corporation, or of the Board of Directors, or of any committee of the Board of Directors, which shall be ratified by a majority of the quorum of the stockholders of the corporation entitled to vote at any annual meeting or at any special meeting called for such purpose, shall, insofar as permitted by law or by the Certificate of Incorporation, be as valid and as binding as though ratified by every such stockholder; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.


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of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation

          FIFTEENTH. The stockholders and the Board of Directors shall have power, if the by-laws so provide, to hold their respective meetings outside of the State of Delaware. Except as otherwise required by law, the corporate books, records, documents and papers of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

          SIXTEENTH. Whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with, if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

          SEVENTEENTH. The corporation reserves the right from time to time to amend, alter, change, add to or repeal any provisions contained in this Certificate of Incorporation now or hereafter prescribed by law and all rights and powers at any time conferred upon stockholders, directors and officers of the corporation by this Certificate of Incorporation



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or any amendment thereof
or subject to the provisions of this Article SEVENTEENTH.

          IN WITNESS WHEREOF, we, the undersigned, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Delaware, do make this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 16th day of June, 1966.
                                 /s/ ROBERT G. SPROUL, JR.
                                 ---------------------------------------- (L.S.)
                                 Robert G. Sproul, Jr.

                                 /s/ REX L. JONES, III
                                 ---------------------------------------- (L.S.)
                                 Rex L. Jones, III

                                 /s/ EDWARD A. CUTTER
                                 ---------------------------------------- (L.S.)
                                 Edward A. Cutter


STATE OF CALIFORNIA              )
                                 )  ss.
CITY AND COUNTY OF SAN FRANCISCO )

         BE IT REMEMBERED that on this 16th day of June, 1966, personally came before me, a Notary Public for the State of California, ROBERT G. SPROUL, JR., REX L. JONES, III and EDWARD A.
CUTTER, all of the parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers respectively and that the acts therein stated are truly set forth.

         GIVEN under my hand and seal of office the day and year aforesaid.

                                 /s/ HARRIET RILEY
                                 -------------------------------------
                                            Notary Public
                                 in and for the City and County of
                                 San Francisco, State of California

                                 My commission expires [Illegible]
                                                      ----------------




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                              STATE OF DELEWARE


                         OFFICE OF SECRETARY OF STATE


J. Elisha C. Dukes, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of


Certificate of Incorporation of the "KAISER JAMAICA CORPORATION", as received and filed in this office the twentieth day of June, A.D. 1966, at 10 o'clock A.M.








              In Testimonny Whereof, I have hereunto set my hand and offical seal at Dover this twentieth day of June in the year of our Lord on thousand nine hundred and sixty-six



                                             /s/ ELISHA C. DUKES
                                           ------------------------------------
                                                             Secretary of State

[Seal]
                                             [ILLEGIBLE]
                                           ------------------------------------
                                                       Ass't Secretary of State



REC'D FOR RECORD JUNE 20, 1966          LEO J. DUGAN, Jr, RECORDER